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                                                                     EXHIBIT 5.1

                     [MORRIS, MANNING & MARTIN LETTERHEAD]
                        A LIMITED LIABILITY PARTNERSHIP

                                ATTORNEYS AT LAW
                         1600 ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.

                          ATLANTA, GEORGIA 30326-1044
                             TELEPHONE 404 233-7000
                             FACSIMILE 404 365-9532

                                    MEMBER,
                           COMMERCIAL LAW AFFILIATES
                             WITH INDEPENDENT FIRMS
                         IN PRINCIPAL CITIES WORLDWIDE


                                January 30, 1998


HomeCom Communications, Inc.
Suite 100, Building 14
Piedmont Center
3535 Piedmont Road
Atlanta, Georgia 30305

         Re: Registration Statement on Form S-1

Ladies and Gentlemen:

         We have served as counsel for HomeCom communications, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), of a proposed public offering of 2,004,310 shares (the "Shares") of the Company's authorized common stock, $.0001 par value (the "Common Stock"), of which all 2,004,310 Shares are to be sold by certain shareholders of the Company (the "Selling Shareholders") designated in the Registration Statement.

         We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the outstanding shares of common Stock and the Shares to be sold by the Selling Shareholders, as appropriate, as we have deemed necessary and advisable.

         Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that the 2,004,310 Shares to be sold by the Selling Shareholders will be, upon sale and delivery as contemplated in the Registration Statement, legally and validly issued, fully paid and nonassessable.
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MORRIS, MANNING & MARTIN
a limited liability partnership


     January 30, 1998
     Page 2


          We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.


                                   Very truly yours,

                                   MORRIS, MANNING & MARTIN, L.L.P.


                                   BY: /s/ Oby T. Brewer III
                                       ----------------------------
                                         Oby T. Brewer III